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                                                                     Exhibit 3.9

                           ARTICLES OF INCORPORATION

                                       OF

                   JIFFY LUBE INTERNATIONAL OF MARYLAND, INC.

                                   * * * * *

      FIRST: WE, THE UNDERSIGNED, Marilyn Lizzio, whose post-office address is 918 - 16th Street, N.W., Washington, D.C. 20006, Richard T. Rizzi, whose post-office address is 918 - 16th Street, N.W., Washington, D.C. 20006, and Kathryn H. Stevenson, whose post-office address is 918 - 16th Street, N.W., Washington, D.C. 20006, each being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate ourselves as incorporators with the intention of forming a corporation.

      SECOND: The name of the corporation is

                   JIFFY LUBE INTERNATIONAL OF MARYLAND, INC.

      THIRD: The purposes for which the corporation is formed are:

      To own, operate and franchise quick oil and lubrication service centers.

      To engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

      FOURTH: The post-office address of the principal office of the corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

      FIFTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares, all of
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the class, of the par value of One Dollar ($1.00) and of the aggregate par value of One Thousand Dollars ($1,000.00).

      SIXTH: The number of directors of the corporation shall be three (3), which number may be changed in accordance to the by-laws of the corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

      M.J. Hindman, R.D. Heacock and E.F. Kelley, III

      SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

      No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

      Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

      EIGHTH: The duration of the corporation shall be perpetual.

      IN WITNESS WHEREOF, the undersigned incorporators of C T Corporation who executed the foregoing Articles of Incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of


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their knowledge the statements contained herein are true in all material respects under the penalty of perjury.

      Dated this 1st day of March, 1982.


                                        /s/ Marilyn Lizzio
                                        ----------------------------------------
                                        Marilyn Lizzio


                                        /s/ Richard T. Rizzi
                                        ----------------------------------------
                                        Richard T. Rizzi


                                        /s/ Kathryn H. Stevenson
                                        ----------------------------------------
                                        Kathryn H. Stevenson


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